Exhibit 10.6

SHARE REPURCHASE AGREEMENT

This SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 1, 2019 by and between Genetron Holdings Limited (泛生子基因(控股)有限公司), an exempted company organized and existing under the laws of the Cayman Islands (the “Company”), and EASY BENEFIT INVESTMENT LIMITED, a company organized and existing under the laws of the British Virgin Islands (the “Seller”).

WHEREAS, the Seller is the shareholder of the Company, which holds certain number of shares of the Company.

WHEREAS, the Company proposes to repurchase 2,355,500 series A-1 preferred shares of a par value US$0.00002 each of the Company (the “Series A-1 Preferred Shares”) and 2,216,000 series A-2 preferred shares of a par value US$0.00002 each of the Company (collectively, the “Repurchased Shares”) from the Seller, and the Seller desires to sell the Repurchased Shares to the Company under the terms and conditions of this Agreement.

WHEREAS, the Company, VIVO CAPITAL FUND IX, L.P. (the “VIVO”) and other parties thereto have entered into a Series C-2 Preferred Shares Purchase Agreement dated October 1, 2019 (the “Series C-2 Preferred Shares Purchase Agreement”), under which VIVO has agreed to purchase from the Company, and the Company has agreed to sell to VIVO, certain number of Series C-2 Preferred Shares (as defined in the Series C-2 Preferred Shares Purchase Agreement) of the Company.

In consideration of the foregoing recitals and the mutual promises hereinafter set forth, the sufficiency and adequacy of which consideration the parties hereby acknowledge, the parties hereto, intending to be legally bound, agree as follows:

1. Sale and Repurchase. At the day before the Closing (as defined in the Series C-2 Preferred Shares Purchase Agreement) and subject to the terms and conditions hereof (the “Repurchase Closing”), the Company shall purchase from the Seller, and the Seller shall sell, assign, convey and deliver to the Company the Repurchased Shares, at an aggregate purchase price of US$4,509,865 (the “Repurchase Price”).

2. Repurchase Closing.

(a) At the Repurchase Closing, the Company shall update the register of members and cancel the Repurchased Shares. At the Repurchase Closing, the Seller shall surrender the share certificates representing the Repurchased Shares to the Company for cancellation, and the Company shall deliver substitute share certificates to the Seller to evidence remaining Series A-1 Preferred Shares owned by the Seller.

(b) Within twenty (20) days after the Repurchase Closing, but no later than November 30, 2019, the Repurchase Price shall be paid by the Company to the bank account as designated in advance by the Seller.

(c) Notwithstanding the foregoing, the Company shall be entitled to deduct the Holdback Amount (as defined below) from the Repurchase Price paid to the Seller as applicable in accordance with Section 5(a) hereof.

3. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Company at the date of this Agreement and as at the Repurchase Closing as follows:

(a) This Agreement has been duly executed and delivered and constitutes the valid and binding obligations of the Seller. The execution, delivery and performance of this Agreement and the transfer of the Repurchased Shares by the Seller have been duly authorized by all necessary action of the Seller.

(b) The Seller is the sole record and beneficial owner of the Repurchased Shares, free and clear of all liens, security interests, pledges, encumbrances and restrictions of every character whatsoever.

(c) The Seller has not otherwise offered, sold, transferred or otherwise disposed of, or pledged, granted a security interest in or lien on, or otherwise encumbered, any of the Repurchased Shares.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller that all corporate action on the part of the Company necessary for the authorization of this Agreement and the performance of all obligations of the Company hereunder at the Repurchase Closing has been taken. Upon its execution and delivery, this Agreement will be valid and binding obligations of the Company, enforceable in accordance with its terms.

5. Covenants.

(a) The Seller hereby agrees and acknowledges that it will file any and all tax reports and timely pay any tax due required under the applicable laws before the Repurchase Closing (including but not limited to the Announcement of the SAT on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises promulgated by the SAT in February 3, 2015 (2015年2月3日国家税务总局颁布的《关于非居民企业间接转让财产企业所得税若干问题的公告》)(the “Announcement 7”)) in connection with the transaction contemplated by this Agreement, and the Company shall have no obligations to pay or withhold any tax of any nature that is required by the applicable laws to be paid by the Seller (or its affiliates) in connection with the transaction contemplated by this Agreement. The Seller shall provide a copy of (i) the full set of its application or reporting documents and materials submitted to the relevant tax authorities in connection with the transaction contemplated by this Agreement, together with all proof or confirmation of submission or delivery and return receipts, as promptly as reasonably practicable after each relevant submission and (ii) the corresponding acknowledgements from the tax authorities as promptly as reasonably practicable after the receipt of such acknowledgements.

If the Seller has not made such filing and payment before the Repurchase Closing, the Company shall be entitled to deduct an amount equal to 10% of the Repurchase Price of the Seller (the “Holdback Amount”) before paying the Repurchase Price to the Seller, and shall be entitled to, at the costs of the Seller, make the filling and pay the tax due required under Announcement 7 in connection with the transaction contemplated by this Agreement on behalf of the Seller. If the Holdback Amount is not enough to cover the costs incurred and tax paid, the Company shall be entitled to claim compensation/reimbursement from the Seller. If the Holdback Amount exceeds the costs incurred and tax paid, the Company shall refund the rest to the Seller. The Seller shall provide to the Company on the date hereof all the documentation necessary for the said filing.

(b) The Seller shall indemnify the Company for any failure to withhold claims brought by any applicable governmental tax bureau or authority, and for any losses, damages, and costs incurred by it as a result of the failure by the Seller (or its affiliates) to fulfill any tax obligations as required by the applicable laws, including without limitation any taxes, late payment fees, penalties or fines imposed by any tax authorities in any applicable jurisdiction (including People’s Republic of China), in connection with the transaction contemplated by this Agreement.

6. Further Assurances. Each party shall execute and deliver such additional instruments, documents and other writings as may be reasonably requested by the other party, before or after the Repurchase Closing, in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

7. Governing Law and Dispute Resolution. This Agreement shall be governed in all respects by the laws of Hong Kong, without giving effect to the principles of conflicts of laws thereunder. The parties shall first make their endeavors to settle any dispute arising from the interpretation and performance hereof through friendly negotiations. Should the dispute fail to be settled within sixty (60) days from the commencement of friendly negotiations or a longer time limit as may be mutually agreed by the parties, any party may submit the dispute to Hong Kong International Arbitration Center (“HKIAC”). The arbitration tribunal shall apply the HKIAC Administered Arbitration Rules, as in effect at the time of the arbitration. The arbitration tribunal shall consist of three arbitrators. The language to be used in the arbitral proceedings shall be English. The award of the arbitration tribunal shall be final and binding upon the parties. The cost of arbitration shall be borne by the losing party.

8. Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regards to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

9. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10. Amendment. This Agreement may be amended or modified only upon the written consent of the Company and the Seller.

11. Termination. This Agreement may be terminated as between the Company on one hand and the Seller on the other hand (i) by mutual written consent of the Company and the Seller, (ii) by the Company if the Closing (as defined in the Series C-2 Preferred Shares Purchase Agreement) has not occurred after the signing of this Agreement. In the event of termination, this Agreement shall be void ab initio and of no further force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed the SHARE REPURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

Genetron Holdings Limited (泛生子基因(控股)有限公司)

By:	/s/ Wang Sizhen
Name: Wang Sizhen
Title: Director

[Signature Page to Share Repurchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the SHARE REPURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

EASY BENEFIT INVESTMENT LIMITED

By:	/s/ KUNG Hung Ka

Name: KUNG Hung Ka
Title: Authorized Signatory

[Signature Page to Share Repurchase Agreement]